                              FINANCIAL STATEMENTS












                                  EXHIBIT 99.1

                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                                WILMINGTON TRUST
                               THRIFT SAVINGS PLAN
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                      WITH REPORTS OF INDEPENDENT AUDITORS

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

WILMINGTON TRUST THRIFT SAVINGS PLAN

Years ended December 31, 2000 and 1999


FINANCIAL STATEMENTS                                                                                                   PAGE
--------------------                                                                                                   ----
Reports of Independent Auditors .................................................................................       1

Statements of Net Assets Available for Benefits .................................................................       3

Statements of Changes in Net Assets Available for Benefits ......................................................       4

Notes to Financial Statements ...................................................................................       5

SUPPLEMENTAL SCHEDULE
---------------------

Schedule of Assets Held for Investment Purposes .................................................................       9

Wilmington Trust
Benefits Administration Committee



We have audited the accompanying statement of net assets available for benefits of the Wilmington Trust Thrift Savings Plan as of December 31, 1999 and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Wilmington Trust Thrift Savings Plan as of December 31, 1999 and the related statement of changes in net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States.





                                         /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 9, 2000

KPMG
1600 Market Street
Philadelphia, PA 19103-7212



                         INDEPENDENT AUDITOR'S REPORT


To the Wilmington Trust
Benefits Administration Committee:

We have audited the accompanying statement of net assets available for benefits of the Wilmington Trust Thrift Savings Plan as of December 31, 2000 and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and the changes in net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                          /s/ KPMG LLP


June 8, 2001


KPMG LLP. KPMG, LLP, a U.S. limited liability partnership, is a member of KPMG International, a Swiss association.

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

WILMINGTON TRUST THRIFT SAVINGS PLAN

                                                                   December 31
                                                          2000                  1999
                                                       ------------        ---------------
ASSETS


      Investments                                      100,602,722            119,420,486
      Cash                                                 285,199                278,691
      Accrued income                                    16,998,555              2,250,656
      Contributions receivable-Employer                     45,517                 43,237
                               Participants                131,465                123,272
      Due from broker                                        2,339                225,815
                                                       ------------        ---------------

                 TOTAL ASSETS                          118,065,697            122,342,157
                                                       ------------        ---------------



LIABILITIES

      Due to broker                                        212,661                238,673
                                                       ------------        ---------------

                 TOTAL LIABILITIES                         212,661                238,673
                                                       ------------        ---------------

                 NET ASSETS AVAILABLE FOR
                          BENEFITS                   $ 117,853,036       $    122,103,484
                                                       ============        ===============



See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR  BENEFITS

WILMINGTON TRUST THRIFT SAVINGS PLAN

                                                                 Year Ended December 31
                                                                2000                1999
                                                            --------------      --------------
ADDITIONS

      Investment income:
         Net realized and unrealized appreciation
            in fair value of investments                  $  (20,120,524)     $    14,709,815
         Interest                                                468,257              400,855
         Dividends                                            16,935,925            2,567,603
         Participant loan interest                               178,228              130,596
                                                            --------------      --------------
                                                              (2,538,114)          17,808,869
      Contributions:
         Employer                                              2,592,365            2,576,396
         Employee                                              7,339,756            7,202,919
                                                            --------------      --------------
                                                               9,932,121            9,779,315

      Transfers from other plans:
         Rollovers from other plans                              952,054              257,570
                                                            --------------      --------------

                                                               8,346,061           27,845,754

DEDUCTIONS

         Benefits paid directly to participants               12,596,509            9,849,699
                                                            --------------      --------------



            NET INCREASE                                      (4,250,448)          17,996,055

            NET ASSETS AVAILABLE FOR BENEFITS
                 AT BEGINNING OF YEAR                        122,103,484          104,107,429
                                                            --------------      --------------

            NET ASSETS AVAILABLE FOR BENEFITS
                 AT END OF YEAR                           $  117,853,036      $   122,103,484
                                                            ==============      ==============

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Wilmington Trust Thrift Savings Plan (the Plan) are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The fair value of shares owned by the Plan in collective and mutual funds are stated at the net asset value at the close of business on the last business day of the Plan year. Loans are carried at the unpaid principal balance, which approximates their fair value.

Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.

Amounts described in Form 5500 under the caption net gain (loss) on sale of investments and unrealized appreciation of assets are combined in the financial statements as net realized and unrealized appreciation in fair value of investments.


NOTE B - DESCRIPTION OF THE PLAN

The Wilmington Trust Thrift Savings Plan is a defined contribution plan established January 1, 1985, which covers all full-time and part-time employees of Wilmington Trust Corporation and its subsidiaries (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Subject to limitations of the Internal Revenue Code (IRC), employees may contribute 1% to 15% of their base salaries and profit-sharing bonus earnings, with the first 6% pre-tax contribution eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. An employee is eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, and October 1) following the date of employment. Participation in the Plan is voluntary and participants have the option to invest in various funds. Participants may change their investment options daily and the level of their investments quarterly.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE B - DESCRIPTION OF THE PLAN (CONT.)

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings. The benefit to which a participant is entitled is that which can be provided from the participant's account. Participants are vested in the Company's matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. In accordance with the terms of the Plan, $111,563 and $96,924 of forfeitures were used to reduce employer contributions for the years ended December 31, 2000 and 1999, respectively.

Although not required to do so, the Company paid the expenses of the Plan during 2000 and 1999.

The Plan permits participants, under certain circumstances, to borrow up to one-half of their vested account balances. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the balance in the participants' account.

The Corporation has the right under the Plan to discontinue its contributions and to amend or terminate the Plan at any time. Upon termination, the accounts of participants vest and become nonforfeitable.

Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Division of Wilmington Trust Company (WTC).

NOTE C - INVESTMENTS

The Plan's investments are held in a trust, for which WTC, a wholly owned subsidiary of Wilmington Trust Corporation, the plan sponsor, is trustee. The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 are as follows:


                                                          2000                   1999
                                                     ---------------        ---------------

WTC Short-Term US Government Fund                    $           -          $            -

WTC Company Stock Fund                                   17,938,400             15,954,098

WILMINGTON EQUITY FUNDS:

    International Multi-Manager Fund                      7,597,555             10,077,957



NOTE C - INVESTMENTS (CONT.)

                                                          2000                   1999
                                                     ---------------        ---------------
    Large Cap Value Fund                                 19,677,795             15,649,344

    Small Cap Core Fund                                  16,727,544             16,299,042

    Large Cap Growth Fund                                21,435,148             44,570,200

During 2000 and 1999, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated/(depreciated) in fair value as determined by quoted market prices as follows:


                                                            Year Ended December 31
                                                          2000                   1999
                                                     ---------------        ---------------
    Mutual Funds                                      $(24,982,081)          $18,578,713

    Collective Funds                                     4,861,557            (3,868,898)
                                                     ---------------        ---------------

                                                      $(20,120,524)          $14,709,815
                                                     ===============        ===============


NOTE D - INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated September 12, 1995, stating that the Plan is qualified under Section 401(a) of the IRC and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the IRC and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN



NOTE E -  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                  December 31
                                                          2000                   1999
                                                     ---------------        ---------------
Net assets available for benefits per the
    financial statements                               $117,853,036           $122,103,484
Amounts allocated to withdrawn
    Participants                                          (484,572)            (1,695,125)
                                                     ---------------        ---------------
Net assets available for benefits per
    the Form 5500                                      $117,368,464           $120,408,359
                                                     ===============        ===============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                       Year ended
                                                                    December 31, 2000
Benefits paid to participants per the financial
statements                                                                $ 12,596,509
Add:  Amounts allocated on Form 5500 to withdrawn
participants at December 31, 2000                                              484,572
Less:  Amounts allocated to withdrawn participants at
December 31, 1999                                                           (1,695,125)
                                                                   ---------------------


Benefits paid to participants per the Form 5500                           $ 11,385,596
                                                                   ====================

Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year end but not yet paid.

                            Wilmington Trust Company
                               Thrift Savings Plan
                              Form 5500 Attachment
                 Schedule of Assets Held for Investment Purposes
                             As of December 31, 2000

                                                               EIN #: 51-0291463

--------------------------------------------------------------------------------------------------------------
                                                    Description of Investment
      Identity of Issue, Borrower, Lessor                  Shares / Par                  Current Value
--------------------------------------------------------------------------------------------------------------
General Investments
--------------------------------------------------------------------------------------------------------------
Interest-Bearing Cash
(Including money market funds)
--------------------------------------------------------------------------------------------------------------
23904108 WTC Employee Benefits
    Money Market Fund                                43,085.400                             43,085
--------------------------------------------------------------------------------------------------------------
     Total Interest-Bearing Cash
(Including Money Market Funds)                                                           3,334,644
--------------------------------------------------------------------------------------------------------------
Corporate Debt Instruments:  All Other
--------------------------------------------------------------------------------------------------------------
743914012 Wilmington Intermediate                (Institutional Class)
Bond Fund                                           459,393.220                          4,506,648
--------------------------------------------------------------------------------------------------------------
775754001 WTC Savings Account FBO
Ethel Deleski    #9830-0937                           8,107.570                              8,108
--------------------------------------------------------------------------------------------------------------
775754002 WTC Savings Account FBO
Joan Schwartz  #6047-9364                            24,940.350                             24,940
--------------------------------------------------------------------------------------------------------------
     Total Corporate Debt Instruments:
All Other                                                                                4,539,696
--------------------------------------------------------------------------------------------------------------
Corporate Stocks:  Common
--------------------------------------------------------------------------------------------------------------
743914004 Wilmington Int'l                       (Institutional Class)
Multi-Manager Fund                                  841,368.170                         1,597,555
--------------------------------------------------------------------------------------------------------------
743914011 Wilmington Large Cap                   (Institutional Class)
Core Portfolio                                     125,350.980                          2,584,737
--------------------------------------------------------------------------------------------------------------
743914007 Wilmington Large Cap                   (Institutional Class)
Growth Fund                                       1,274,384.560                         27,435,148
--------------------------------------------------------------------------------------------------------------
743914006 Wilmington Large Cap                   (Institutional Class)
Value Fund                                        1,772,774.330                         19,677,795
--------------------------------------------------------------------------------------------------------------
743914005 Wilmington Small Cap                   (Institutional Class)
Core Fund                                         1,635,146.050                         16,727,544
--------------------------------------------------------------------------------------------------------------
                                                  Savings Plan - Company Stock
775394001 Wilmington Trust                        Fund SBI
Company 401(K)                                    1,528,696.430                         17,398,400
--------------------------------------------------------------------------------------------------------------
     Total Corporate Stocks:  Common                                                    85,427,179
--------------------------------------------------------------------------------------------------------------
     Other Loans
--------------------------------------------------------------------------------------------------------------
890041247 WTC Thrift Savings Plan Loans           2,229,232.230                          2,229,232
--------------------------------------------------------------------------------------------------------------
     Total Other Loans                                                                   2,229,232
--------------------------------------------------------------------------------------------------------------
Value of Interest in Pooled
Separate Accounts
--------------------------------------------------------------------------------------------------------------
638870001  Short-Term U.S. Government Fund          349,001.410                          5,007,971
--------------------------------------------------------------------------------------------------------------
     Total Value of Interest in Pooled
     Separate Accounts                                                                   5,007,971
--------------------------------------------------------------------------------------------------------------
     Total General Investments                                                         100,602,722
--------------------------------------------------------------------------------------------------------------